UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     -------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): March 17, 2005



                                   UNOVA, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     001-13279                 95-4647021
(State or other jurisdiction   (Commission file number)       (I.R.S. Employer
      of incorporation)                                   Identification Number)


                            6001 36th Avenue West          98203-1264
                             Everett, Washington           (Zip Code)
                                www.unova.com
          (Address of principal executive offices and internet site)

       Registrant's telephone number, including area code: (425) 265-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

UNOVA, Inc. (the "Company") has agreed to sell its Cincinnati Lamb division ("Cincinnati Lamb") to MAG Industrial Automation Systems, LLC ("MAG"), an entity established by Maxcor, Inc. of New York, New York, pursuant to a Purchase and Sale Agreement dated March 17, 2005 (the "Purchase Agreement"). The selling parties under the Purchase Agreement are the Company, UNOVA Industrial Automation Systems, Inc., UNOVA U.K. Limited, Cincinnati Machine U.K. Limited, Honsberg Lamb Sonderwerkzeugmaschinen GmbH, UNOVA Canada, Inc. and UNOVA IP Corp., and the purchasing parties are MAG and R&B Plastics Holdings, Inc.

Under the Purchase Agreement, MAG and certain of its affiliates will acquire the global operations of Cincinnati Lamb through the purchase of a combination of stock and assets of certain of the Company's affiliates (the "Acquisition"). The Acquisition will include the purchase of substantially all of the assets of Cincinnati Lamb in the U.S., Canada, Germany and the United Kingdom, as well as the stock of Cincinnati Machine Korea Corp., R & B Machine Tool Company and UNOVA Industries, Inc. The effective date of the Acquisition (the "Transfer Date") is expected to be within 30 days.

The consideration for the Acquisition is expected to be approximately $60 million. The consideration, subject to certain closing balance sheet adjustments, consists of $16 million in cash payable at closing, $10 million in the form of a promissory note payable over the 42 months following the Transfer Date (the "Secured Note"), and the assumption of approximately $34 million of liabilities relating to certain foreign pension and other post-retirement obligations of Cincinnati Lamb. The Secured Note will bear interest at the rate of LIBOR plus 3% and will be secured by a second priority security interest in all of the assets of Cincinnati Lamb included in the lien to be granted by MAG to its senior lender.

In connection with the Acquisition, the Company will lend a MAG affiliate UK(pound)778,000 in connection with certain restructuring activities of Cincinnati Lamb in the United Kingdom. This loan will bear interest at the rate of LIBOR plus 2% and will be payable in full on the one-year anniversary of the Transfer Date. The Company and its affiliates will also retain the defense of and any liability resulting from certain previously disclosed material litigation of Cincinnati Lamb and will provide certain transition services to MAG and its affiliates for a limited period following the Transfer Date.

The Purchase Agreement contains customary covenants and closing conditions, including operations of Cincinnati Lamb in the ordinary course, subject to MAG's approval of certain actions, until the Transfer Date, obtaining third-party consents to the Acquisition, including the consent of the Company's senior lender, and Cincinnati Lamb meeting a net working asset target on the Transfer Date equal to Cincinnati Lamb's net working assets (as defined in the Purchase Agreement) as of September 30, 2004.

Item 8.01.      Other Events

On March 21, 2005, the Company issued a press release announcing the execution of the Purchase Agreement, which is attached as Exhibit 99.1 hereto.

Item 9.01       Financial Statements and Exhibits

(c)  Exhibits

Exhibit
Number          Description
------          -----------
99.1            Press release issued by UNOVA, Inc. dated March 21, 2005

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

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   UNOVA, INC.



                                   By:      /s/ Michael E. Keane
                                        -----------------------------------
                                              Michael E. Keane
                                         Senior Vice President and
                                           Chief Financial Officer





March 23, 2005


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